EXHIBIT 23.1






                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-71441, 333-55891, 333-55865, 333-55867, 33-30137,
33-63086 and 2-93666) of Keystone Consolidated Industries, Inc. of our report dated March 29, 2002 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.




Dallas, Texas
April 15, 2002